Exhibit to Item 77o
                             RULE 10f-3 TRANSACTIONS
                                 5/1/08-10/31/08

                       FUND                          FUND      TRADE                               SECURITY
                       NAME                         TICKER      DATE             ISSUER              TYPE
---------------------------------------------------------------------------------------------------------------
 Merrill Lynch Institutional Tax Exempt Portfolio   MF-L-TE   08/08/08  Michigan Muni Bond Auth    CASH/MUNI

                       FUND                                        SELLING                     TRADE      TRADE       AFFILATED
                       NAME                                      COUNTERPARTY                 AMOUNT      PRICE      UNDERWRITER
----------------------------------------------------------------------------------------------------------------------------------
 Merrill Lynch Institutional Tax Exempt Portfolio    Siebert, Branford, Shank & Co., Inc    43,715,000   101.348       MLPF&S

                                                                                  % OF
                                                                  AMOUNT PUR.   OFFERING        DATE
                       FUND                             GROSS       BY BLK     PUR. BY BLK    OFFERING
                       NAME                            SPREAD      ACCOUNTS     ACCOUNTS      COMMENCED
--------------------------------------------------------------------------------------------------------
 Merrill Lynch Institutional Tax Exempt Portfolio      0.870%     98,315,000     14.45%       08/08/08